                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Savannah Foods & Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Marie E. Woodberry
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      SAVANNAH FOODS & INDUSTRIES, INC.
                                P. O. BOX 339
                        SAVANNAH, GEORGIA  31402-0339


WILLIAM W. SPRAGUE  III                                 TELEPHONE (912) 234-1261
    PRESIDENT AND                                             FAX (912) 232-3469
CHIEF EXECUTIVE OFFICER

                               January 11, 1996





Dear Fellow Stockholder:

        You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Savannah Foods to be held on Thursday, February 15, 1996 beginning at 9:00 a.m. in the Grand Ballroom located on the main lobby floor of the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia. I look forward to greeting each of you personally.

        Please sign, date, and return the enclosed proxy card in the envelope provided at your earliest convenience. Whether or not you plan to attend and regardless of the number of shares you own, your vote is important.

        If you plan on attending the meeting, you may vote in person if you wish, even if you have previously returned your proxy.


                                        Sincerely,




                                        /s/ William W. Sprague III
                                        --------------------------
                                        William W. Sprague III

                      SAVANNAH FOODS & INDUSTRIES, INC.
                             POST OFFICE BOX 339
                           SAVANNAH, GEORGIA  31402

                                ______________


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON FEBRUARY 15, 1996

                                ______________


        NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Savannah Foods & Industries, Inc. will be held on Thursday, February 15, 1996, starting at 9:00 a.m. Eastern Standard Time in the Grand Ballroom on the main lobby floor of the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia, for the purpose of considering and voting on the following matters:

        1. To elect five Directors to hold office for a term of three years and until their successors are elected and qualified.

        2. To approve the appointment of Price Waterhouse LLP (Price Waterhouse) as independent accountants for the fiscal year ending September 29, 1996.

        3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The Board of Directors of the Company has fixed the close of business on December 22, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.



        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         John M. Tatum
                                         Secretary
Savannah, Georgia
January 11, 1996

                      SAVANNAH FOODS & INDUSTRIES, INC.
                             POST OFFICE BOX 339
                           SAVANNAH, GEORGIA  31402
                                ______________

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON FEBRUARY 15, 1996
                                ______________

        This Proxy Statement is being furnished to holders of common stock, par value $.25 per share ("Common Stock"), of Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, February 15, 1996, starting at 9:00 a.m. Eastern Standard Time, in the Grand Ballroom on the main lobby floor of the DeSoto Hilton Hotel, 15 East Liberty Street, Savannah, Georgia, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and form of proxy are first being mailed to stockholders of the Company on or about January 11, 1996.

        All proxies duly executed and received prior to or at the Annual Meeting, and not revoked, will be voted on all matters presented at the meeting in accordance with the instructions indicated on such proxies. In the absence of specified instructions, proxies so received will be voted FOR (1) The named nominees to the Company's Board of Directors, and FOR (2) The approval of the appointment of Price Waterhouse as independent accountants for the fiscal year ending September 29, 1996.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Savannah Foods & Industries, Inc., Post Office Box 339, Savannah, Georgia 31402, Attention: Secretary, or hand delivered to the Secretary of the Company before the taking of the vote at the Annual Meeting.

        The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally, or by telephone or telegraph by Directors, Officers, and employees of the Company.
The Company has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a cost not to exceed $3,500 plus reasonable out-of-pocket expenses. The Company will reimburse custodians, nominees, and fiduciaries for forwarding proxy material to beneficial owners of shares held of record by such custodians, nominees, and fiduciaries. The Company has employed Wachovia Bank of North Carolina, N.A., P. O. Box 3001, Winston-Salem, N.C. 27102, to handle the mechanics of checking the validity of proxies and tabulating them.

        The Board of Directors of the Company has fixed the close of business on December 22, 1995 as the record date for the determination of the Company stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Stock on the record date will be entitled to notice of and to vote at the Annual Meeting. As of November 30, 1995, there were 26,238,196 shares of Common Stock outstanding, each of which is entitled to one non-cumulative vote.

         STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of November 30, 1995, the beneficial ownership of Common Stock of the Company by 5% holders, Directors, each Non-Director Executive Officer named in the Summary Compensation Table below, and by all Directors and Executive Officers of the Company as a group, was as follows:


                                           Amount and Nature       Percent
           Name                         of Beneficial Ownership    of Class
           ----                         -----------------------    --------
           NationsBank Corporation (1)       3,931,728 (2)          14.98%

           Archer-Daniels-Midland
            Company (3)                      1,661,900 (4)           6.33%

           Bass Management Trust
            and Related Parties (5)          1,323,400 (6)           5.04%

           W. Waldo Bradley                    155,284 (7)             *
           John D. Carswell                     66,000 (8)             *
           R. Eugene Cartledge                   2,000                 *
           Dale C. Critz                         5,091                 *
           Lee B. Durham, Jr.                    3,873                 *
           F. Sprague Exley                    149,034 (9)             *
           Ernest Flegenheimer                  16,602                 *
           Arthur Gignilliat                     1,369                 *
           Robert L. Harrison                   32,810 (10)            *
           Robert S. Jepson, Jr.                20,000                 *
           William W. Sprague, III             178,317 (11)            *
           Hugh M. Tarbutton                   229,888 (12)            *
           Arnold Tenenbaum                      1,700 (13)            *

           C. Richard Donnelly                  36,184                 *
           James M. Kelley                      23,024                 *
           David H. Roche                        2,972                 *
           William R. Steinhauer                28,782 (14)            *

           All Directors and Executive
            Officers as a group
            (19 individuals)                   976,335 (15)          3.72%

           * Indicates less than 1.00%

(1)      The business address of NationsBank Corporation is:

                 NationsBank Plaza
                 Charlotte, North Carolina 28255

(2) Such shares are held for various fiduciary, investment and custodian accounts in which NationsBank Corporation has no beneficial interest. The number of shares held by NationsBank with voting or investment power is as follows: sole voting power - 716,364; shared voting power - 2,495,156; sole investment power - 204,526; and shared investment power - 3,193,964.

(3)      The business address of Archer-Daniels-Midland Company is:

                 4666 Faries Parkway
                 P. O. Box 1470
                 Decatur, Illinois 62525

(4) Information is based on a Schedule 13D filed by Archer-Daniels-Midland Company, dated May 17, 1995 and amended on September 1, 1995, disclosing voting and investment power held by such person with respect to shares of Common Stock.

(5)      The business address of Bass Management Trust and Related Parties is:

                 Bass Management Trust and Related Parties c/o W.
                 Robert Cotham 2600 First City Bank Tower
                 Fort Worth, Texas  76102

(6) Information is based on a Schedule 13D, dated November 16, 1992 filed by The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Lee M. Bass, the Airlie Group L.P., EBD L.P., TMT-FW Inc., Thomas M. Taylor, Dort A. Cameron, III, Wesley Guylay Capital Management, and Wesley R. Guylay, disclosing voting and investment power held by such persons with respect to shares of Common Stock.

(7) Includes 64,160 shares owned by Bradley Foundation, Inc. of which Mr. Bradley is President. It also includes the following shares in which Mr. Bradley disclaims any beneficial ownership: 8,000 shares in a trust for his children, 50,880 shares owned by a partnership of which his daughters and trusts for his children are among the partners; and 10,804 shares owned by his wife.

(8) Includes the following 26,000 shares in which Mr. Carswell has no investment or voting power and in which he disclaims any beneficial ownership: 13,000 shares in an irrevocable trust for his wife and grandchildren, and 13,000 shares in an irrevocable trust with his children as beneficiaries.

(9) Includes 105,051 shares in his mother's estate of which Mr. Exley is a co-executor, and in which he is a residual beneficiary. Includes 2,810 shares held in a trust of which Mr. Exley is a trustee and a beneficiary. It also includes 2,286 shares owned by his wife, in which Mr. Exley disclaims any beneficial ownership.

(10) Includes 1,780 shares owned by his wife, in which Mr. Harrison disclaims any beneficial ownership. Also includes the 26,000 shares disclosed under Mr. Carswell above. Mr. Harrison is a trustee with investment and voting power for the irrevocable trusts, but disclaims any beneficial ownership in those shares.

(11) Includes 157,000 shares held in trust, of which Mr. Sprague is a trustee and a beneficiary. Also includes 2,298 shares owned by his wife and 8,949 shares owned by his children, in which Mr. Sprague disclaims any beneficial ownership.

(12) Includes 27,392 shares held by his wife as custodian for their children, in which Mr. Tarbutton disclaims any beneficial ownership.

(13) Includes 1,100 shares held by his wife as custodian for their children, in which Mr. Tenenbaum disclaims any beneficial ownership.

(14) Includes 1,848 shares owned by his wife and 800 shares held in trust for his children in which Mr. Steinhauer disclaims any beneficial ownership.

(15) Amount is adjusted for the 26,000 shares held in trust and included under both Mr. Carswell and Mr. Harrison above.

                            ELECTION OF DIRECTORS

           Five Directors have been nominated by the Board of Directors for election at this meeting. The five nominees proposed for election for three-year terms are offered for election to hold office until the Annual Meeting in 1999, and until their successors are elected and qualified, or until their death, disability, or resignation. PROXIES RETURNED BY STOCKHOLDERS WILL BE VOTED "FOR" ELECTION OF DIRECTORS AS AFORESAID UNLESS OTHERWISE DIRECTED ON THE PROXY. If any nominee shall become unavailable for election, which is not anticipated, the shares represented by proxies will be voted for such substitute nominee as may be designated by the Board of Directors.

           The affirmative vote of the holders of a majority of the outstanding shares, present in person or by proxy at the Annual Meeting and entitled to vote, is required to elect the nominees as Directors. Abstention and broker non-votes will have the same effect as a vote to withhold authority in the election of Directors.

           Set forth on the following pages is information with respect to the nominees and standing members of the Board of Directors, current as of November 30, 1995 other than information relating to Mr. Ernest Flegenheimer who retired from the Board of Directors effective December 31, 1995 pursuant to the mandatory retirement provision in the Company's By-laws. The Board, at its December 1995 meeting, resolved to reduce the number of members of the Board from thirteen to twelve until further resolution of the board.

       DIRECTORS WHO ARE NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS

A photograph          W. WALDO BRADLEY                              Mr. W. Waldo Bradley is Chairman of the Board
of Mr. Bradley        Chairman,                                     of Bradley Plywood Corporation, Savannah,
appears in the        Bradley Plywood Corporation                   Georgia, a wholesale distributor of building
paper format          Age:  61                                      materials.  He also serves as a Director of
version of            Director since:  1979                         First Union Corporation, Charlotte, North
this document         Present term expires:  1996                   Carolina, and Atlanta Gas Light Company.
                      Member:  Compensation,
                        Executive, and Nominating
                        Committees


A photograph          JOHN D. CARSWELL                              Mr. John D. Carswell has been in the general
of Mr. Carswell       Associated with Sedgwick                      insurance business all of his business life.
appears in the          James, Inc.                                 He was associated with Palmer & Cay/Carswell,
paper format          Age:  64                                      Inc. until December 1, 1993 and joined
version of            Director since:  1985                         Sedgwick James, Inc. on April 1, 1994.
this document         Present term expires:  1996
                      Member:  Audit Committee and
                        Nominating Committee (Chairman)


A photograph          F. SPRAGUE EXLEY                              Mr. F. Sprague Exley, who first joined the
of Mr. Exley          Senior Vice President - Human                 Company in 1965, is Senior Vice President -
appears in the         Resources and Administration and             Human Resources and Administration and
paper format           Assistant Secretary,                         Assistant Secretary, and President of Food
version of            Savannah Foods & Industries, Inc.             Carrier, Inc., a wholly-owned subsidiary of
this document         Age:  56                                      the Company. He was elected to his current
                      Director since:  1976                         position on October 20, 1995.  Prior to that
                      Present term expires:  1996                   he served as Vice President - Distribution of
                                                                    the Company.  He also serves as an Officer
                                                                    and a Director of several of the Company's
                                                                    other subsidiaries, is on the Community
                                                                    Advisory Board of NationsBank of Georgia,
                                                                    N.A., Savannah, Georgia, and is a member of
                                                                    the Board of the Georgia Freight Bureau,
                                                                    Inc., Atlanta, Georgia.


A photograph          WILLIAM W. SPRAGUE, III                       Mr. William W. Sprague, III has been
of Mr. Sprague        President and Chief Executive                 President and Chief Executive Officer of
appears in the         Officer,                                     Savannah Foods & Industries, Inc. since
paper format          Savannah Foods & Industries, Inc.             January 1, 1995.  He served as President
version of            Age:  39                                      and Chief Operating Officer since 1993.
this document         Director since: 1990                          He began his career with the Company in
                      Present term expires:  1996                   1983, and his previous position was Vice
                      Member:  Executive Committee                  President - Sales.  He also serves as an
                       (Chairman)                                   Officer and a Director of several of the
                                                                    Company's subsidiaries.


A photograph          HUGH M. TARBUTTON                             Mr. Hugh M. Tarbutton is President of
of Mr. Tarbutton      President,                                    Sandersville Railroad Company,
appears in the        Sandersville Railroad Company                 Sandersville, Georgia.  He is also a
paper format          Age:  63                                      Director of NationsBank of Georgia, N.A.
version of            Director since:  1971
this document         Present term expires:  1996
                      Member:  Executive and Nominating
                       Committees, and Audit Committee
                       (Chairman)


                  DIRECTORS WHOSE TERMS CONTINUE UNTIL 1997


A photograph          R. EUGENE CARTLEDGE                                Mr. Eugene Cartledge retired as Chairman and
of Mr. Cartledge      Director,                                          Chief Executive Officer of Union Camp
appears in the        Union Camp Corporation                             Corporation in June 1994, a position he had
paper format          Age:  66                                           held since 1986.  He has been a member of the
version of            Director since:  1995                              Union Camp Board of Directors since 1983 and
this document         Present term expires:  1997                        continues to serve in that capacity.  He is
                      Member:  Compensation                              also a Director of The Sun Company, Delta Air
                       Committee                                         Lines, Inc., Blount, Inc. and Chase Brass
                                                                         Industries.



A photograph          LEE B. DURHAM, JR.                                 Mr. Lee B. Durham, Jr. is a shareholder in
of Mr. Durham         Attorney,                                          the law firm of Hill Lewis P.C., Detroit,
appears in the        Hill Lewis P.C.                                    Michigan and has been a practicing  attorney
paper format          Age:  65                                           for more than 30 years.  His firm is general
version of            Director since:  1985                              counsel to Michigan Sugar Company, a wholly-
this document         Present term expires:  1997                        owned subsidiary of the Company.  He is also
                                                                         a Director of Michigan Sugar Company and has
                                                                         been Secretary of that company since 1976.



A photograph          ROBERT L. HARRISON                                 Mr. Robert L. Harrison is President of
of Mr. Harrison       President,                                         Stevens Shipping & Terminal Co., Savannah,
appears in the        Stevens Shipping & Terminal Co.                    Georgia.  Stevens conducts steamship agency
paper format          Age:  55                                           and stevedoring services in South Atlantic
version of            Director since:  1990                              port areas.  He is also an Advisory Director
this document         Present term expires:  1997                        of NationsBank of Georgia, N.A., Savannah,
                      Member:  Audit and Compensation                    Georgia; Chairman and a Director of Fairway
                       Committees                                        Terminal Corporation of Texas; and a Director
                                                                         of Gulf Services, Inc. of Louisiana.

                  DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998


A photograph          DALE C. CRITZ                                          Mr. Dale C. Critz is owner and President of
of Mr. Critz          President,                                             Critz, Inc., a retail automobile dealership.
appears in the        Critz, Inc.                                            He has served on the Board of Directors of
paper format          Age:  63                                               SunTrust Bank, Savannah, N.A. since 1963 and
version of            Director since:  1993                                  was appointed Chairman of the Board in 1992.
this document         Present term expires:  1998                            He is a Trustee of the Georgia Automobile
                      Member:  Compensation Committee                        Dealers Association Workers Compensation
                                                                             Fund.



A photograph          ARTHUR M. GIGNILLIAT, JR.                              Mr. Arthur M. Gignilliat, Jr. is President
of Mr. Gignilliat     President and Chief Executive                          and Chief Executive Officer of Savannah
appears in the         Officer,                                              Electric and Power Company.  He serves on the
paper format          Savannah Electric and Power                            Board of Directors of NationsBank of Georgia,
version of             Company                                               N.A., Savannah, Georgia and Savannah Electric
this document         Age:  63                                               and Power Company; is a member of the
                      Director since:  1988                                  Metropolitan Atlanta Olympic Games Authority
                      Present term expires:  1998                            and the Governor's Development Council, and
                      Member:  Compensation Committee                        is Chairman of the Georgia International and
                       (Chairman)                                            Maritime Trade Center Authority.



A photograph          ROBERT S. JEPSON, JR.                                  Mr. Robert S. Jepson, Jr. is Chairman of the
of Mr. Jepson         Chairman and Chief Executive                           Board and Chief Executive Officer of Kuhlman
appears in the         Officer,                                              Corporation, Savannah, Georgia.  Mr. Jepson
paper format          Kuhlman Corporation                                    is also Chairman and Chief Executive Officer
version of            Age:  53                                               of Jepson Associates, Inc. of Savannah,
this document         Director since:  1995                                  Georgia, and of Jepson Vineyards Ltd. of
                      Present term expires:  1998                            Ukiah, California.  He serves on the Board of
                      Member:  Audit Committee                               The Washington Water Power Company of
                                                                             Spokane, Washington, and that of its
                                                                             subsidiary, Pentzer Corporation, also in
                                                                             Spokane.  In addition, he is Vice Rector and
                                                                             a Trustee of the University of Richmond in
                                                                             Virginia.



A photograph          ARNOLD TENENBAUM                                       Mr. Arnold Tenenbaum is President of Chatham
of Mr. Tenenbaum      President,                                             Steel Corporation. Chatham Steel is a
appears in the        Chatham Steel Corporation                              wholesale distributor of metal products.  It
paper format          Age:  59                                               has branches in five states.  Mr. Tenenbaum
version of            Director since:  1989                                  is on the Board of Directors of First Union
this document         Present term expires:  1998                            Bank of Savannah, First Union Bank of
                      Member:  Audit Committee                               Georgia, Savannah Electric and Power
                                                                             Company, and the Georgia Lottery
                                                                             Corporation.


               MANAGEMENT OF SAVANNAH FOODS & INDUSTRIES, INC.

        In addition to the Officers who also serve as Directors, as described under Election of Directors, the following individuals serve as Executive Officers of the Company:


            C. Richard Donnelly                                                   Mr. Donnelly, age 57, first joined the
            Senior Vice President                                                 Company in 1966, and was elected to his
            President - Savannah Foods Industrial, Inc.                           present office as of January 1, 1995.
                                                                                  Prior to that he served as Senior Vice
                                                                                  President - Operations, Group Vice
                                                                                  President - Cane Operations and as Vice
                                                                                  President - Sales.  He also serves as an
                                                                                  Officer and Director of several of the
                                                                                  Company's subsidiaries.


            James M. Kelley                                                       Mr.  Kelley, age 52, first joined the
            Senior Vice President                                                 Company in 1973, and was elected to his
            President  -  Dixie Crystals(R) Brands, Inc.                          present office as of January 1, 1995.
                                                                                  Prior to that he served as President -
                                                                                  Dixie Crystals Foodservice, Inc. and as
                                                                                  Assistant  Vice President - Foodservice
                                                                                  Division.  He also serves as an Officer
                                                                                  and Director of several of the Company's
                                                                                  subsidiaries.


            Gregory H. Smith                                                      Mr. Smith, age 46, first joined the
            Senior Vice President                                                 Company in 1978, and was elected to his
            Chief Financial Officer and Treasurer                                 present office as of October 20, 1995.
                                                                                  Prior to that he served as Vice
                                                                                  President - Finance and Treasurer, Vice
                                                                                  President - Corporate Development and
                                                                                  Chief Information Officer, and Corporate
                                                                                  Controller.  He also serves as an
                                                                                  Officer and Director of several of the
                                                                                  Company's subsidiaries.



            Benjamin A. Oxnard, Jr.                                               Mr. Oxnard, age 61, first joined the
            Vice President - Raw Sugar                                            Company in 1983 as Vice President - Raw
                                                                                  Sugar.  He also serves as an Officer of
                                                                                  several of the Company's subsidiaries.



            David H. Roche                                                        Mr. Roche, age 48, first joined Michigan
            Vice President                                                        Sugar Company in 1976, and assumed his
            President and Chief Operating                                         present office in 1994.  Prior to that
             Officer - Michigan Sugar Company                                     he served Michigan Sugar Company as
                                                                                  Executive Vice President and as Vice
                                                                                  President - Administration.

                             EXECUTIVE COMPENSATION

   SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to, earned by, or paid to each person who served as the Company's Chief Executive Officer during its most recent fiscal year and of its four other most highly compensated Executive Officers during such year:


                                                                    Long Term Compensation
                                                                --------------------------------
                        Annual Compensation                               Awards        Payouts
------------------------------------------------------------------------------------------------------------
                                                        Other
Name                                                    Annual    Restricted                       All Other
and                                                     Compen-     Stock     Options/    LTIP      Compen-
Principal                  Fiscal    Salary    Bonus    sation      Awards      SARs     Payouts    sation
Position                 Year(1)(2)    ($)      ($)     ($)(3)        ($)        ($)        ($)     ($)(4)
------------------------------------------------------------------------------------------------------------
W. W. Sprague, Jr. (5)     1995      147,997        0      0           0           0        0      105,644
 Retired Chairman of       1994      600,000        0      0           0           0        0       99,567
 the Board & Chief      1993 (9 mos) 450,000        0      0           0           0        0       72,944
 Executive Officer         1992      600,000   81,750      0           0           0        0       98,389

W. W. Sprague, III         1995      362,460        0      0           0           0        0       13,131
 President & Chief         1994      228,750        0      0           0           0        0       14,128
 Executive Officer      1993 (9 mos) 157,500        0      0           0           0        0       11,670
                           1992      114,583   12,490      0           0           0        0       13,475

C. Richard Donnelly        1995      238,062        0      0           0           0        0       16,409
 Senior Vice President     1994      202,562        0      0           0           0        0       14,081
 President - Savannah   1993 (9 mos) 146,438        0      0           0           0        0       11,679
 Foods Industrial, Inc.    1992      177,501   19,348      0           0           0        0       12,953

James M. Kelley            1995      209,396        0      0           0           0        0        6,809
 Senior Vice President     1994      172,499        0      0           0           0        0        9,454
 President - Dixie      1993 (9 mos) 110,933        0      0           0           0        0        9,385
 Crystals Brands, Inc.     1992      136,500   11,159      0           0           0        0       10,280

David H. Roche             1995      192,496    3,400      0           0           0        0        4,073
 Vice President            1994      158,700        0      0           0           0        0        5,334
 President and Chief
 Operating Officer -
 Michigan Sugar Company

William R. Steinhauer      1995      191,806        0      0           0           0        0        7,384
 Senior Vice President -   1994      183,350        0      0           0           0        0        4,290
 Finance and            1993 (9 mos) 134,475        0      0           0           0        0        7,123
 Administration            1992      164,277   17,906      0           0           0        0        7,296
------------------------------------------------------------------------------------------------------------

(1) Due to the Company's change in fiscal year, the 1993 amounts reflect compensation earned during the nine-month period from January 1993 through September 1993. All other periods presented represent twelve-month periods.

(2) Information is only presented for the years in which the individual served as an Executive Officer of the Company.

(3) "Perquisites" do not exceed $50,000 or 10% of total salary and bonus.

(4) "All Other Compensation" for fiscal 1995 includes: (1) above market earnings accrued on deferred compensation (Mr. Sprague, Jr. - $100,599; Mr. Sprague, III - $1,450; Mr. Donnelly - $14,219; Mr. Kelley - $5,892; Mr. Roche - $1,005; Mr.
        Steinhauer - $4,648), (ii) Directors fees (Mr. Sprague, Jr.
        - $3,600; Mr. Sprague, III - $9,000), (iii) amounts contributed to defined contribution retirement plans (Mr. Sprague, Jr. - $352; Mr. Sprague, III - $2,430; Mr. Donnelly
        - $2,008; Mr. Kelley - $352; Mr. Roche - $2,227; Mr.
        Steinhauer - $352), and (iv) amounts accrued as contributions to non-qualified retirement plans (Mr. Sprague, Jr. - $1,093; Mr. Sprague, III - $251; Mr. Donnelly - $182; Mr. Kelley - $565; Mr. Roche - $841; Mr. Steinhauer - $2,384).

(5) Mr. William W. Sprague, Jr. retired from the Company effective December 31, 1994.

PENSION PLANS

        The Company has in effect a non-contributory pension plan which applies to substantially all non-bargaining unit employees, including Officers. The normal retirement age under the plan is 65. When an employee retires, several forms of benefit payments are available, including an actuarially reduced benefit to provide a surviving spouse's annuity of 50%, 75%, or 100% of the employee's reduced pension. The basic payment formula is 2% of the final three-year average of earnings, times credited years of service (up to 30) minus a Social Security allowance. A reduced benefit can be received at age 55 with 10 or more years of credited service or at age 62 with five or more years of credited service. The following table shows the estimated annual pension benefits payable to participants upon normal retirement from the Company's pension plan in specified remuneration classes and years of credited service:

                              PENSION PLAN TABLE

                               Years of Service

---------------------------------------------------------------------------------------------------------------------
         REMUNERATION              10            15               20               25           30 & ABOVE
         ------------              --            --               --               --           ----------
         $125,000               $23,200        $34,800          $46,400         $57,900           $69,500
         $150,000 & ABOVE        28,200         42,300           56,400          70,400            84,500

        Covered compensation is defined as base salary, as presented under the Salary column in the Summary Compensation Table, however, it is subject to Internal Revenue Code limits. The amounts set forth in the table are calculated on a single straight life annuity basis payable at age 65 and are offset by an allowance for Social Security. The estimated credited years of service for each of the named Executive Officers are: W. W. Sprague,
III:  12;  C. Richard Donnelly: 29; J. M. Kelley: 22; D. H. Roche: 19;
and W. R. Steinhauer: 18.

In addition to benefits paid under the Company's pension plan for substantially all employees, all Officers of the Company receive coordinated benefits from the Supplemental Executive Retirement Plan. The Plan includes each of the Officers listed in the foregoing Summary Compensation Table, and provides that retirement benefits for these Executive Officers will be equal to 65% of their covered compensation. These retirement benefits will consist of normal pension benefits under the Company's qualified pension plan, Social Security benefits and a supplemental benefit provided under this plan. The estimated annual benefits payable upon retirement at normal retirement age, using current average earnings, for each of the named Executive Officers from the Company's non-contributory pension plan and Supplemental Executive Retirement Plan are as follows: W. W. Sprague, III: $127,267; C. Richard Donnelly:
$116,375; J. M. Kelley: $89,861; D. H. Roche: $76,718; and W. R.
Steinhauer: $96,602.


EMPLOYMENT CONTRACTS

        The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. Thus, the Company has entered into contracts with all Corporate Officers to reduce the risk of their departure or distraction to the detriment of the Company and its stockholders. If these Officers are terminated after a change in control of the Company, as defined therein, the contract provides for a lump sum payment of 2.99 times average annual taxable compensation for the past five years.

        In the event of a change of control which would trigger the lump sum payment provisions of these contracts in fiscal 1996, the cost to the Company for the Executive Officers listed in the Summary Compensation Table above would be $2,602,738. This total does not include any amount for Mr. William W. Sprague, Jr. since he retired from the Company effective December 31, 1994.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee has the responsibility for recommending to the full Board the compensation arrangements for senior management of the Company, and also recommends to the Board adoption of and/or modification to any compensation plans in which Officers and Directors are eligible to participate, as well as the benefits under such plans. This responsibility includes reviewing and considering new, or amendments to, compensation plans, retirement plans and other benefit plans, and monitoring the performance and compensation of Executive Officers.

        The Company maintains compensation and benefit programs designed to attract, motivate, and retain management and employees. Wherever practical, the Company attempts to link employee reward to financial performance and stockholder reward. The Company maintains several benefit and incentive plans. In addition, employment contracts are currently in place with all Corporate Officers as explained on page 10 of this Proxy Statement. Except for the Supplemental Executive Retirement Plan and a deferred compensation plan, substantially all non-bargaining unit employees in the Company participate in all other plans. The Supplemental Executive Retirement Plan was designed to eliminate an inequity to managers and officers that exists in companies with a qualified defined benefit pension plan.

        The Company's executive compensation program consists of three main components: (1) base salary, (2) potential for an annual bonus under a profit-sharing bonus plan, and (3) potential for a contribution to the Employee Stock Ownership Plan (ESOP). The second and third components are
"at risk" and are determined by the profitability of the Company for the year. The "at risk" component of compensation fluctuates significantly with earnings, and as a result it represented 0% of total compensation of the named Executive Officers in fiscal 1995, 0% for fiscal 1994, 1% for fiscal 1993, and 12% for 1992. The only manner in which Officers participate in the profit sharing bonus plan on a basis other than non-officer employees is that the target award increases as a percent of pay, based on job grade, from 5% for most employees to a maximum of 50% for the Chief Executive Officer
(CEO). The target award is achieved when return on equity (ROE), as defined (consolidated net income plus the after tax charge to income for the year for the contribution, if any, to the ESOP divided by consolidated stockholders' equity at the beginning of the year), reaches 16%. If ROE is less than 13%, there is no profit sharing payment, and if it exceeds 20%, a maximum of 150% of the target award is paid. ESOP contributions are recommended by management and approved by the Board of Directors based primarily upon earnings of the Company. Contributions to the ESOP are made after considering the Company's earnings for the year and its cash position and other cash requirements at year end and in the following year. The Committee has no discretion with respect to the amount of the contribution allocated to the CEO under the ESOP. Rather, these contributions are allocated to each participant, including the CEO, based upon his or her earnings for the year as required by Internal Revenue Service regulations.

        The Company does not have a Stock Option or Stock Appreciation Rights Plan and no options or appreciation rights are outstanding from former plans.

        Annually, the Company evaluates the performance of the Executive Officers and other key employees and establishes an appropriate compensation level for each person. Job grades and minimum, normal and maximum compensation levels have been assigned to every position based upon market compensation data. The base salary level of each Executive Officer is annually compared to market data supplied to the Company by an independent compensation consultant. The independent consultant accumulates data for comparable positions in companies with similar revenue levels from a wide variety of industries, with emphasis placed upon companies in the food and kindred products standard industrial classification code. The Company's philosophy is to pay Executive Officers competitive compensation which approximates the median of market data. The independent consultant also provide the Company with compensation information for the

Executive Officers of the companies in the peer group included in the performance graph on page 13 of this Proxy Statement. However, no particular weight is given to these specific companies in evaluating compensation, because the Company does not believe it competes with these companies for executive talent.

        Changes to base salary of all Corporate Officers are normally recommended by the CEO to this Committee in November or December of each year. At this time, he discusses with the Committee the performance of each Officer and his or her potential for advancement, and relates proposed pay adjustments to the salary survey information and the Company's performance. The Committee then decides whether or not to recommend approval to the Board of Directors of the management recommendations. If an Officer promotion is requested by management at any other time, a similar process is followed. The Committee also normally evaluates the performance of the CEO before recommending approval of a base salary adjustment for him in November or December of each year. Compensation survey data and other information, including Company performance, is used by the Committee in determining his salary adjustment.

        However, in recognition of the decreased earnings of the Company, effective October 1, 1995, Mr. Sprague, the CEO, recommended, and the Compensation Committee accepted, a 10% decrease in base salary for himself and a 5% decrease in base salary for the other four most highly compensated Executive Officers. The Committee agreed with Mr. Sprague that by decreasing these salaries, the Company would reinforce the linkage between senior management reward and stockholder reward and would emphasize to Company personnel the need for significant cost reduction programs at the Company. Additionally, the Executive Officers of the Company along with all other Company Officers have not received any pay under the "at risk" components of their compensation as discussed above.

        As of December 31, 1994, William W. Sprague, Jr. retired as CEO at an annual salary of $588,000 and William W. Sprague, III was promoted to CEO at an annual salary of $406,000, which was reduced to $365,400 by the 10% reduction mentioned above.

        The Committee believes that the compensation program currently in place is appropriate, considering those in place at comparable companies and considering the Company's goal to link employee and management compensation to stockholder reward. It believes that the total remuneration generated by this compensation package is reasonable and competitive by the same standard.

COMPENSATION COMMITTEE:

         Arthur M. Gignilliat, Jr. (Chairman)            Dale C. Critz

         W. Waldo Bradley                                Robert L. Harrison

         R. Eugene Cartledge


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 1995, the five persons listed above, Messrs.
Gignilliat, Bradley, Cartledge, Critz and Harrison, served as members of the Compensation Committee. No member of this committee is a former or current Officer or employee of the Company or any of its subsidiaries. Robert L. Harrison is President of Stevens Shipping & Terminal Company in Savannah, Georgia. The Company conducts business with this firm related to port activities associated with the importation of raw sugar. In the fiscal year ended October 1, 1995, the Company purchased services from this firm in the amount of approximately $1,614,000.

                              PERFORMANCE GRAPH





             A graph depicting the information in the table below
                    is displayed on page 13 of this Proxy.
        This graph appears in the paper format version of the document and not in this electronic filing.






                      1990    1991      1992      1993     1994     1995

   Savannah Foods    100.00   67.79     65.22     71.33    55.08    63.58

   S&P 500           100.00  127.59    140.88    152.30   157.15   203.89

   Peer Group        100.00  117.83    122.74    115.83   121.71   149.33


         The data presented above assumes $100 was invested on December 31, 1990, at the closing price in Savannah Foods & Industries, Inc. Common Stock, the S&P 500 Index, and the peer group index and that all dividends were reinvested.

         The peer group is a market capitalization weighted combination of (i) the S&P 400 MidCap Food and Beverages Index, which includes the Company, and (ii) Valhi, Inc., Imperial Holly Corporation, and Spreckels Industries, which are the other companies in the 2060 sugar and confectionery products standard industrial classification code for which sugar represents the sole or a large portion of their business.

         The Company will provide the identity of all the component companies of the peer group to investors upon written request to the Vice President - Administration, Savannah Foods & Industries, Inc., P.O. Box 339, Savannah, Georgia 31402-0339, or by calling the Company at
         (912) 234-1261.

         The Company changed its fiscal year end from the Sunday closest to December 31 to the Sunday closest to September 30, effective for the fiscal period ended October 3, 1993. As a result, the above graph reflects, for 1993, the investment return for nine months from January 3, 1993 to October 3, 1993. All other periods presented represent twelve months.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Archer-Daniels-Midland Company reports ownership of 6.33% of the outstanding Common Stock of the Company. The Company purchases corn syrup and fructose from this firm. In the fiscal year ended October 1, 1995, the Company purchased goods from this firm in the amount of approximately $671,000.

        Lee B. Durham, Jr., a Director of the Company, is a shareholder in the law firm of Hill Lewis P.C., in Detroit, Michigan. His firm is general counsel to Michigan Sugar Company, which is a wholly-owned subsidiary of the Company.

        William W. Sprague, Jr., the former Chairman of the Board and
Chief Executive Officer of the Company, retired from the Company as of December 31, 1994, at which time he became a consultant for the Company. In the fiscal year ended October 1, 1995, Mr. Sprague, Jr. was paid $75,000 for his consulting services. Mr. Sprague, Jr. is the father of William W. Sprague, III, a Director, and the President and Chief Executive Officer of the Company.

        Arnold Tenenbaum, a Director of the Company, is President of Chatham Steel Corporation in Savannah, Georgia. The Company conducts business with this firm related to the purchase of steel products. In the fiscal year ended October 1, 1995, the Company purchased goods from this firm in the amount of approximately $70,000.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        During the fiscal year ended October 1, 1995, the Board of Directors met eight times. No Director, other than Mr. Cartledge, attended fewer than 75% of the Board and Committee meetings. Mr. Cartledge, who was elected to the Board and to the Compensation Committee as of January 1, 1995, attended 4 of the 5 Board meetings for which he was eligible, but a Compensation Committee meeting was also held on the same day as the Board meeting which he was unable to attend, and this put him below the 75% level.

        The Directors are paid a fee of $1,200 for attendance at each meeting of the Board of Directors and $400 for attendance at each Committee meeting, except no compensation is received for meetings of the Committee of Outside Directors, Committee meetings held on the same day as a Board meeting, or meetings conducted by telephone. Outside Directors are also paid an annual retainer of $12,500. However, at their August 17, 1995 meeting the Board elected to reduce their compensation by 50% until further notice, and at their October 20, 1995 meeting they resolved that Directors who are also Officers of the Company would no longer receive compensation for meetings.

        The Board of Directors has an Executive Committee and four standing committees -- an Audit Committee, a Compensation Committee, a Nominating Committee, and a Committee of Outside Directors.

        The Executive Committee has the authority of the Board of Directors between meetings of the Board. The Committee is composed of Messrs. Bradley, Flegenheimer, Sprague, III (Chairman), and Tarbutton. It met twice during fiscal 1995.

        The Audit Committee serves as the communication link between the Board, as the representative of stockholders, and the independent accountants. The Company's internal auditors report to this Committee. The Committee is composed of Messrs. Carswell, Harrison, Jepson, Tarbutton (Chairman), and Tenenbaum. It met three times during fiscal 1995.

        The Compensation Committee has the responsibility for recommending to the full Board the compensation arrangements for senior management of the Company, and also recommends to the Board adoption of and/or modification to any compensation plans in which Officers and Directors are eligible to participate, as well as the benefits under such plans. The Committee is composed of Messrs. Bradley, Cartledge, Critz, Gignilliat (Chairman), and Harrison. It met twice during fiscal 1995.

        The Nominating Committee has the responsibility of nominating new Board members and will consider qualified nominees for Director recommended by stockholders. Recommendations should be sent to the Chairman of the Nominating Committee, in care of the Secretary of the Company. The Committee is composed of Messrs. Bradley, Carswell (Chairman), and Tarbutton. It met three times in fiscal 1995.

        The Committee of Outside Directors generally meets the evening before regular meetings of the Board of Directors. The Committee is composed of all non-employee Directors and its agenda is set by the Committee's Chairman. The Committee reports matters at its discretion to the Board of Directors. The officers of the Committe are Mr. Tarbutton (Chairman), Mr. Bradley (Vice-Chairman), and Mr. Durham (Secretary).

        The Audit, Compensation, Nominating, and Outside Directors committees are composed of non-management Directors.


   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company believes that during the preceding fiscal year, its Officers and Directors have complied with all
Section 16 filings with the exception that James M. Kelley made three late filings relating to three transactions.


              APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has again selected Price Waterhouse to serve as the Company's independent accountants for the current fiscal year, and proposes that the stockholders ratify this selection at the Annual Meeting. Price Waterhouse has served as independent accountants for the Company since 1972. Price Waterhouse has advised the Company that neither it nor any of its partners have any direct financial interest or material indirect financial interest in the Company or its subsidiaries, nor have they had any connection during the past three years with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, Director, Officer, or employee.

        Representatives of Price Waterhouse will be present at the 1996 Annual Meeting with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. See "Board of Directors and Committees of the Board" herein as to members of the Audit Committee of the Board of Directors.

        PROXIES RETURNED BY STOCKHOLDERS WILL BE VOTED "FOR" RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS UNLESS STOCKHOLDERS INDICATE IN THEIR PROXIES THEIR DESIRE TO HAVE THEIR SHARES VOTED "AGAINST" SUCH RATIFICATION.

        The affirmative vote of the holders of a majority of the outstanding shares, present in person or by proxy at the Annual Meeting and entitled to vote, is required to approve the appointment of independent accountants. Abstention and broker non-votes will have the same effect as a vote against ratification of the independent accountants.

                                ANNUAL REPORT

        The Company's annual report for the fiscal year ended October 1, 1995, including financial statements, is being mailed with this Proxy Statement on or about January 11, 1996 to stockholders of record at the close of business on December 22, 1995 except those stockholders who have requested elimination of multiple copies of annual reports to the same address.


             1997 ANNUAL MEETING STOCKHOLDER PROPOSALS

        A stockholder wishing to present a proposal at the 1997 Annual Meeting must submit the proposal in writing, addressed to the Secretary, Savannah Foods & Industries, Inc., Post Office Box 339, Savannah, Georgia 31402, not later than September 13, 1996, in order for such proposal to be considered for inclusion in the proxy material and agenda of the 1997 Annual Meeting.



                              OTHER MATTERS

        The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. If matters other than those set forth in this Proxy Statement are properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment on such other matters.


                                             By Order of the Board of Directors

                                             John M. Tatum
                                             Secretary




Savannah, Georgia
January 11, 1996

                                                                  APPENDIX A



                      SAVANNAH FOODS & INDUSTRIES, INC.
            PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned acknowledges receipt of a Notice of Meeting and Proxy Statement dated January 11, 1996, and hereby appoints William W. Sprague, III, C. Richard
    Donnelly, and Gregory H. Smith, and each or any of them with power of substitution, attorneys and proxies, with powers the undersigned would possess if personally present, to appear and vote all stock of the undersigned in Savannah Foods &
    Industries, Inc., at the Annual Meeting of Stockholders to be held February 15,
    1996, 9:00 a.m., in the Grand Ballroom on the main lobby floor of the DeSoto Hilton
    Hotel, 15 East Liberty Street, Savannah, Georgia, and at any adjournment or postponement thereof.

    1) ELECTION OF DIRECTORS:  (For Three-year Terms Expiring in 1999)
       / / FOR ALL NOMINEES listed below                         / / WITHHOLD AUTHORITY to vote
           (except as marked to the contrary below)                  for all nominees listed below
       W. Waldo Bradley, John D. Carswell, F. Sprague Exley, William W. Sprague, III, Hugh
       M. Tarbutton
       INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
       "FOR" BOX ABOVE AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED.

       -----------------------------------------------------------------------------------

    2) APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP as Independent accountants for the fiscal year ending September 29, 1996.

       / /  FOR       / / AGAINST      / / ABSTAIN

    3) THE TRANSACTION OF SUCH OTHER BUSINESS as may properly come before the Annual
       Meeting.

                (Continued and to be signed on the other side)




                       (Continued from the other side)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
    THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
    "FOR" THE NOMINEES FOR DIRECTORS (ITEM 1), AND "FOR" THE APPROVAL OF PRICE
    WATERHOUSE LLP (ITEM 2).






                                     ----------------------------------------------------
                                     (Please sign exactly as your name appears hereon
                                     and return promptly in the enclosed envelope.)


                                     Date:                                     , 1996
                                          -------------------------------------
